   As filed with the Securities and Exchange Commission on September 29, 1997.
                         Registration No. _____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                         SUMMIT HOLDING SOUTHEAST, INC.
               (Exact name of issuer as specified in its charter)


        FLORIDA                                               59-3409855
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)



                               2310 A-Z PARK ROAD
                             LAKELAND, FLORIDA 33801
                                 (941) 665-6060
       (Address, including zip code, and telephone number, of registrant's principal executive offices)

                 SUMMIT HOLDING SOUTHEAST, INC. RETIREMENT PLAN
                            (Full title of the Plan)


                   WILLIAM B. BULL                                                  COPY TO:
         PRESIDENT AND CHIEF EXECUTIVE OFFICER
            SUMMIT HOLDING SOUTHEAST, INC.                                       M. HILL JEFFRIES
                 2310 A-Z PARK ROAD                                              ALSTON & BIRD LLP
              LAKELAND, FLORIDA 33801                                       1201 WEST PEACHTREE STREET, N.W.
                  (941) 665-6060                                              Atlanta, Georgia 30309-3424
(Name, address, including zip code, and telephone number,                            (404) 881-7546
       including area code, of agent for service)


                                                        -------------------
                                                  CALCULATION OF REGISTRATION FEE


====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                   Maximum               Amount of
          to be Registered                be Registered            Offering Price              Aggregate           Registration Fee
                                                                   Per Share (1)           Offering Price (1)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value (2)        400,000 shares                $20.63                  $8,252,000              $2,500.61

------------------------------------------------------------------------------------------------------------------------------------

-------------
(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the registration fee for shares issuable under the Plan is based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on September 25, 1997.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting Part I of this registration statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the Securities and Exchange Commission on June 27, 1997, which contains audited financial statements for the registrant's latest fiscal year.

         (2) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission on September 29, 1997, which contains audited financial statements for the Plan's latest fiscal year.

         (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Company's 1997 Annual Report on Form 10-K.

         (4) All other reports filed by the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Plan's 1996 Annual Report on Form 11-K.

         (5) The description of common stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (6) All other documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article Eight of Summit's Bylaws provides that Summit shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the full extent permitted by Florida law.

         The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.         EXHIBITS

         The exhibits included as part of this registration statement are as follows:




         Exhibit Number                                     Description
         --------------                                    ------------

              4.1                     Articles of Incorporation of the Registrant (previously filed and incorporated by reference to Exhibit 3.1 to the Registrant's
                                      Registration Statement on Form S-1 (File No. 333-16499)).

              4.2                     Bylaws of the Registrant (previously filed and incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                                      Statement on Form S-1 (File No. 333-16499)).

              5.1                     Opinion of Counsel as to the legality of the securities being registered.

             23.1                     Consent of Counsel (contained in the opinion filed as Exhibit
                                      5.1 hereof).

             23.2                     Consent of Ernst & Young LLP.

             23.3                     Consent of Brinton & Mendez, Certified Public Accountants.

              24                      Power of Attorney pursuant to which amendments to this
                                      registration statement may be filed (included on the signature page contained in Part II hereof).



         In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES


The Company. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on September 17, 1997.


                                     SUMMIT HOLDING SOUTHEAST, INC.


                                     By:   /s/ William B. Bull
                                        ----------------------------------------
                                        William B. Bull
                                        President and Chief Executive Officer

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints William B. Bull and Russell L. Wall, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on dates indicated below.


       Signature                        Capacity                    Date
--------------------------------------------------------------------------------

   /s/ William B. Bull          President, Chief Executive    September 17, 1997
----------------------------    Officer and Director
William B. Bull                 (Principal Executive Officer)


   /s/ Greg C. Branch           Chairman of the Board         September 17, 1997
----------------------------    of Directors
Greg C. Branch

---------------------------     Director
C.C. Dockery


/s/ John A. Gray                Director                      September 17, 1997
---------------------------
John A. Gray


 /s/ Robert L. Noojin, Sr.      Director                      September 17, 1997
---------------------------
Robert L. Noojin, Sr.


 /s/ Thomas S. Petcoff          Director                      September 17, 1997
---------------------------
Thomas S. Petcoff


 /s/ Robert Siegel              Director                      September 17, 1997
---------------------------
Robert Siegel


 /s/ Russell L. Wall            Vice President of Finance     September 17, 1997
---------------------------     (Principal Financial
Russell L. Wall                 and Accounting Officer)


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on September 17, 1997.

                                SUMMIT HOLDING SOUTHEAST, INC.
                                RETIREMENT PLAN

                                By:  SUMMIT HOLDING SOUTHEAST, INC.
                                     RETIREMENT PLAN COMMITTEE
                                     Plan Administrator


                                By:  /s/ Russell L. Wall
                                     -------------------------------------------
                                     Russell L. Wall
                                     Committee Chairman

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


            Exhibit Number                                   Description
            --------------                                   -----------


                  4.1                    Articles of Incorporation of the Registrant (previously filed and incorporated by reference to Exhibit 3.1 to the Registrant's
                                         Registration Statement on Form S-1 (File No. 333-16499)).

                  4.2                    Bylaws of the Registrant (previously filed and incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                                         Statement on Form S-1 (File No. 333-16499)).

                  5.1                    Opinion of Counsel as to the legality of the securities being registered.

                 23.1                    Consent of Counsel (contained in the opinion filed as Exhibit
                                         5.1 hereof).

                 23.2                    Consent of Ernst & Young LLP.

                 23.3                    Consent of Brinton & Mendez, Certified Public Accountants.

                 24.1                    Power of Attorney pursuant to which amendments to this
                                         registration statement may be filed (included on the signature page contained in Part II hereof).


